CONTACT:
Ken Dumas	Scott Solomon
Senior Vice President and CFO	Senior Vice President
LoJack Corporation	Sharon Merrill Associates, Inc.
(781) 302-4200	(617) 542-5300
LOJN@investorrelations.com

LOJACK CORPORATION ANNOUNCES FOURTH-QUARTER
AND FULL-YEAR 2015 RESULTS

Canton, MA, February 25, 2016 -- LoJack Corporation (NASDAQ GS: LOJN), a provider of vehicle theft recovery systems and fleet and equipment telematics solutions, today reported financial results for the quarter and year ended December 31, 2015.

Revenue for the quarter ended December 31, 2015 was $34.5 million, compared with $36.4 million in the fourth quarter of the prior year. Net income attributable to LoJack in the fourth quarter was $2.2 million, or $0.11 per diluted share, compared with a net loss attributable to LoJack of $0.9 million, or $0.05 per diluted share, in the fourth quarter of 2014.

For the year ended December 31, 2015, revenue was $129.6 million, compared with $133.6 million in the prior year. The net income attributable to LoJack in 2015 was $3.2 million, or $0.17 per diluted share, compared with a net loss attributable to LoJack of $17.9 million, or $0.99 per diluted share, in 2014.

Consolidated gross profit for the fourth quarter of 2015 was $20.2 million, or 58.7% of revenue, compared with $18.0 million, or 49.4% of revenue, for the same period in 2014. Consolidated gross profit in 2015 includes a credit in cost of goods sold of $1.6 million related to cash proceeds that the Company received from an insurance claim. The $1.6 million represents a partial payment on the Company's claim, which is still being reviewed by the insurance carrier, for the full $4.9 million of coverage the Company is seeking under the relevant policy. Consolidated non-GAAP gross profit, which excludes charges related to the Company's quality assurance program, a partial payment received on a related insurance claim, and restructuring charges, was $18.6 million, or 54.0% of revenue, for the fourth quarter of 2015, compared wit

h $19.3 million, or 53.0% in the 2014 period. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure is set forth in Table 2 of this press release.

Consolidated full-year 2015 gross profit was $70.4 million, or 54.4% of revenue, compared with $60.1 million, or 45.0% of revenue for the prior year. Consolidated non-GAAP gross profit, which excludes charges related to the Company's quality assurance program, a partial payment received on a related insurance claim, and restructuring charges, was $70.0 million, or 54.0% of revenue, for the year ended December 31, 2015, versus $70.2 million, or 52.5% of revenue, in 2014.

Adjusted EBITDA for the fourth quarter of 2015 was $3.1 million, compared with $3.4 million for the comparable period in 2014. For the year ended December 31, 2015, Adjusted EBITDA was $7.7 million, compared with $1.3 million in 2014. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure is set forth in Table 1 of this press release.

Cash and cash equivalents at December 31, 2015 totaled $21.6 million, representing an increase of $7.0 million in 2015, excluding the $3.0 million reduction in bank debt.

Other Matters
On February 1, 2016, CalAmp Corp. (NASDAQ: CAMP) and LoJack announced that they had entered into a definitive merger agreement under which CalAmp would acquire all of the outstanding shares of common stock of LoJack for $6.45 per share in an all cash transaction. The transaction is expected to close during CalAmp's fiscal 2017 first quarter ending May 31, 2016, subject to customary closing conditions.

In light of the pending acquisition by CalAmp, LoJack will not be hosting a conference call in connection with its fourth-quarter results.

About LoJack Corporation
LoJack Corporation has helped millions of people protect their vehicles in the event of theft over the past 25 years, and today provides safety, security and protection for an ever-growing range of valuable assets and people. Leveraging its core strengths, including its well-known brand, direct integration with law enforcement and dealer distribution network, LoJack Corporation is expanding into new areas across the continuum from theft recovery to fleet and equipment management services. The Company is focusing on creating a new level of value for its dealers, customers, international licensees, and investors by delivering innovative offerings, in expanding geographies. For more information, visit www.lojack.com, www.autotheftblog.com, www.youtube.com/lojack, www.twitter.com/LoJackCorp or
www.Facebook.com/LoJackCorp.

Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains certain non-GAAP financial measures including Adjusted EBITDA and non-GAAP gross profit (and the corresponding gross margin percentages). LoJack management believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of changes in the Company's core operating results, and can also help investors who wish to make comparisons between LoJack and other companies on both a GAAP and a non-GAAP basis. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures are also used by management to assist with their financial and operating decision making.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the comparable measurement that is prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the accompanying tables to this press release.

Safe Harbor Regarding Forward-Looking Statements
From time to time, information provided by the Company or statements made by its employees may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, which involve risks and uncertainties.  You can identify these statements by use of the words "assumes," "believes," "estimates," "expects," "will," "intends," "plans," "projects" and similar expressions that do not relate to historical matters.   Any statements in this news release that are not statements of historical fact are forward-looking statements, including, but not limited to, statements concerning the Company's future financial performance and financial condition and the pending transaction with CalAmp.  Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially.  Factors that may cause such differences include, but are not limited to:  (1) the ability of the parties to satisfy the conditions to closing set forth in the merger agreement; (2) disruptions during the pendency of the transaction to the Company’s business and relationships with employees, licensees, other business partners or governmental entities; (3) the continued and future acceptance of the Company's products and services, including the Company's Pre-Install Program and inventory management, fleet management and telematics solutions; (4) the Company's ability to obtain financing from lenders and to satisfy or obtain waivers for covenant requirements under its credit facility; (5) the outcome of ongoing litigation involving the Company; (6) the rate of growth in the industries of the Company's customers; (7) the presence of competitors with greater technical, marketing, and financial resources; (8) the Company's customers' ability to access the credit markets, including changes in interest rates; (9) the Company's ability to promptly and effectively respond to technological change to meet evolving customer needs; (10) the Company's ability to successfully expand its operations, including through the introduction of new products and services; (11) changes in general economic or geopolitical conditions; (12) conditions in the automotive retail market and the Company's relationships with dealers, licensees, partners, agents and local law enforcement; (13) delays or other changes in the timing of purchases by the Company's customers; (14) financial and reputational risks related to product quality and liability issues; (15) the Company's ability to re-enter the Brazilian market in a timely manner and/or on favorable terms; and (16) trade tensions and governmental regulations and restrictions in Argentina, Brazil and the Company's other international markets.  For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the Company, reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and the Company's other filings with the Securities and Exchange Commission.

Readers should not place undue reliance on any forward-looking statements, which only speak as of the date made.  Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information
CalAmp has filed a Tender Offer Statement on Schedule TO related to the proposed transaction with LoJack with the SEC and may file amendments thereto, and LoJack has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. CalAmp and LoJack may also file other documents with the SEC regarding the transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS),

THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND THE OTHER RELEVANT MATERIALS WITH RESPECT TO THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The Tender Offer Statement on Schedule TO and the Solicitation/Recommendation Statement on Schedule 14D-9 will be sent free of charge to LoJack's shareholders. Such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC's Web site: www.sec.gov or by directing such requests to the Information Agent for the tender offer named in the Tender Offer Statement. In addition, copies of LoJack's filings with the SEC may also be obtained free of charge at the "Investor Relations" section of LoJack's website at http://investors.lojack.com/financials.cfm.

LoJack Corporation and Subsidiaries
Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Revenue	$34,504	$36,352	$129,552	$133,568
Cost of goods sold	14,264	18,401	59,106	73,446
Gross profit	20,240	17,951	70,446	60,122
Costs and expenses:
Product development	1,256	1,221	5,072	5,730
Sales and marketing	7,116	7,491	28,843	32,663
General and administrative	8,189	8,693	28,742	35,155
Depreciation and amortization	875	811	4,077	3,419
Total	17,436	18,216	66,734	76,967
Operating income (loss)	2,804	(265)	3,712	(16,845)
Other income (expense):
Interest income	5	3	17	8
Interest expense	(366)	(119)	(884)	(816)
Other, net	179	(68)	1,713	(124)
Total	(182)	(184)	846	(932)
Income (loss) before provision for income taxes and net income (loss) attributable to the noncontrolling interest	2,622	(449)	4,558	(17,777)
Provision for income taxes	424	356	1,281	176
Net income (loss)	2,198	(805)	3,277	(17,953)
Less: Net income (loss) attributable to the noncontrolling interest	21	49	80	(29)
Net income (loss) attributable to LoJack Corporation	$2,177	$(854)	$3,197	$(17,924)

Net income (loss) per diluted share attributable to LoJack Corporation	$0.11	$(0.05)	$0.17	$(0.99)

Weighted average diluted common shares outstanding	18,991	18,158	18,676	18,017

LoJack Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Cash and cash equivalents	$21,628	$17,588
Restricted cash	490	—
Accounts receivable, net	24,528	23,963
Inventories	7,290	8,323
Other current assets	2,973	4,276
Total current assets	56,909	54,150
Property, plant & equipment, net	15,372	16,791
Other non-current assets	5,724	5,319
Total assets	$78,005	$76,260

LIABILITIES AND EQUITY
Current liabilities, excluding deferred revenue	$23,326	$24,729
Debt	86	3,500
Current portion of deferred revenue	6,516	7,535
Total current liabilities	29,928	35,764
Long-term debt	7,478	6,978
Deferred revenue	9,815	9,609
Other long-term liabilities	2,922	3,464
Total liabilities	50,143	55,815
Stockholders' equity	27,862	20,445
Total liabilities and stockholders' equity	$78,005	$76,260

Table 1 – Adjusted EBITDA Computation

GAAP to Pro Forma Non-GAAP Reconciliation
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net income (loss), as reported	$2,198	$(805)	$3,277	$(17,953)
Adjusted for:
Interest expense	366	119	884	816
Provision for income taxes	424	356	1,281	176
Depreciation and amortization	1,112	906	4,556	3,713
EBITDA	4,100	576	9,998	(13,248)
Stock compensation expense	356	389	1,494	1,682
Licensee agreement modification	—	—	(2,000)	—
Brazil legal settlement	—	—	(2,000)	—
Quality assurance program	—	—	1,076	8,040
Insurance proceeds	(1,600)	—	(1,600)	—
ICMS Tax Settlement	—	—	—	707
Restructuring costs	281	2,396	767	4,125
Adjusted EBITDA	$3,137	$3,361	$7,735	$1,306

Table 2 – Non-GAAP Gross Margin Percentage Calculation

GAAP to Non-GAAP Gross Margin Percentage Reconciliation
(unaudited, in thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2015		2014		2015		2014
	$	% of Revenue	$	% of Revenue	$	% of Revenue	$	% of Revenue
Gross profit, as reported	20,240	58.7%	17,951	49.4%	70,446	54.4%	60,122	45.0%
Adjusted for:
Restructuring costs	—	—%	1,300	3.6%	70	0.1%	2,000	1.5%
Quality assurance program	—	—%	—	—%	1,076	0.8%	8,040	6.0%
Insurance proceeds	(1,600)	(4.6)%	—	—%	(1,600)	(1.2)%	—	—%
Non-GAAP gross profit	18,640	54.0%	19,251	53.0%	69,992	54.0%	70,162	52.5%